UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  ____________


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: April 2, 1999


                               DYNEX CAPITAL, INC.
               (Exact Name of Registrant as Specified in Charter)


   Virginia                         1-9819                      52-1549373
(State or Other            (Commission File Number)           (IRS Employer
Jurisdiction of                                             Identification No.)
Incorporation)

10900 Nuckols Road, 3rd Floor, Glen Allen, Virginia                23060
   (Address of Principal Executive Offices)                      (Zip Code)


                                 (804) 217-5800
              (Registrant's telephone number, including area code)

Item 5.       OTHER EVENTS.

     Dynex Capital, Inc. (the "Company") is filing as an exhibit to this Form 8-K the Company's 1998 consolidated financial statements without the opinion of its auditors. The audit for the Company's 1998 financial statements has been completed. However, due to a comment received from the Securities and Exchange Commission ("SEC") during the fourth quarter of 1998, the Company changed its method of accounting for its investment in certain affiliates from the full consolidation method to the equity method. While the change did not impact reported earnings, certain 1997 and 1996 amounts were restated to conform to the new accounting method to provide consistency between years. Additionally, during 1998 the Company engaged new auditors, Deloitte & Touche, LLP ("D&T") for the 1998 year end audit. D&T and KPMG LLP, the Company's auditors for the years ended December 31, 1997 and 1996, are in the process of completing the audit of the restated 1997 and 1996 financial statements in light of the comment received from the SEC. Accordingly, the Company has filed a Form 12b-25 with respect to its financial statements for its Form 10-K and expects to file such audited financial statements within the 15 days permitted under Rule 12b-25.


Item 7.       FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit
Number        Exhibit

99.1          Consolidated financial statements of Dynex Capital, Inc.
              (filed herewith).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    April 2, 1999                        DYNEX CAPITAL, INC.


                                              By:  /s/ Lynn K. Geurin

                                                   Lynn K. Geurin
                                                   Executive Vice President and
                                                   Chief Financial Officer